Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results and Revises Upward 2021 Financial Guidance Ranges for Adjusted EBITDA(1) and Free Cash Flow(2)

•	Revenue increased 14.0% to $332.7 million in the third quarter of 2021 from $291.8 million in the third quarter of 2020
•	Adjusted EBITDA(1) increased 36.0% to $62.3 million in the third quarter of 2021 from $45.8 million in the third quarter of 2020; Adjusted to remove a one-time $7.7 million benefit from the forgiveness of deferred federal payroll taxes, Adjusted EBITDA(1) was $54.6 million, an increase of 19.2% from the third quarter of 2020
•	Adjusting for one-time items impacting Net Income in the quarter, Adjusted Earnings Per Share(3) was $0.21 for the third quarter of 2021; This compares with Adjusted Earnings Per Share(3) of $0.15 for the third quarter of 2020
•	Aggregate procedural volumes increased 15.6%; Same-center procedural volumes increased 10.0% compared to the third quarter of 2020
•	At quarter end, Net Leverage Ratio (Net Debt divided by Trailing 12 Month Adjusted EBITDA(1))was 2.85x, the lowest leverage in RadNet’s history
•	RadNet further revises full-year 2021 guidance levels to increase Adjusted EBITDA(1) and Free Cash Flow(2) ranges

LOS ANGELES, California, November 8, 2021 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 350 owned and operated outpatient imaging centers, today reported financial results for its third quarter of 2021.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am pleased with our financial results in the third quarter. Despite our Revenue being negatively impacted by over $2.5 million in the quarter from hurricanes Henry and Ida in the Northeast, effective cost-management drove record third quarter Adjusted EBITDA(1) performance. Even after subtracting a one-time benefit of $7.7 million of federal payroll tax forgiveness, Adjusted EBITDA(1) increased 19.2% from last year’s third quarter and Adjusted EBITDA(1) margin increased by 0.7% to 16.4% in this year’s quarter.

“We are particularly proud of this performance in light of the ongoing challenges from COVID-19 and its variants on our business and the entire healthcare delivery system. While we have experienced steady quarterly improvement in our procedural volumes since the height of COVID-19 last year, certain modalities and geographies remain impacted. Furthermore, challenges in workforce staffing in this difficult labor market continues to be a factor in our performance. We are optimistic that as COVID-19 continues to diminish and more workers move back into the labor pool, our business should further strengthen,” added Dr. Berger.

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Dr. Berger continued, “Over the past five quarters, we have carefully managed our spending and liquidity. As a result of that and our steadily improving operating performance and cash flow, we have significantly decreased our financial leverage to its lowest level in the Company’s history. Our leverage ratio of Net Debt to Trailing Twelve Month Adjusted EBITDA(1) was 2.85 times at quarter end. As a result of this deleveraging, we have been able to lower our interest costs and decrease our cost of capital, positioning ourselves with the financial capacity to pursue opportunities and initiatives to grow our business in the coming quarters.

Dr. Berger concluded, “We continue to pursue opportunities in Artificial Intelligence (AI). While we are currently testing and implementing our DeepHealth Saige-Q AI tool in many of RadNet’s breast imaging locations, we are aggressively working towards a submission to the FDA for our more advanced mammography AI diagnostic product, Saige-DX. We will also continue to pursue further opportunities for AI investments in areas that we believe can play a significant role in population health management, particularly those that enable wide-scale screening of large populations for the most prevalent cancers and chronic diseases.

Third Quarter Financial Results

For the third quarter of 2021, RadNet reported Revenue of $332.7 million and Adjusted EBITDA(1) of $62.3 million. Revenue increased $40.9 million (or 14.0%) and Adjusted EBITDA(1) increased $-----16.5 million (or 36.0%) from the third quarter of 2020. Adjusted to remove a one-time $7.7 million benefit from the forgiveness of deferred federal payroll taxes, Adjusted EBITDA(1) was $54.6 million, an increase of 19.2% from the third quarter of 2020.

Adjusted Diluted Net Income Attributable to RadNet, Inc. Common Stockholders (Adjusted Earnings(3)) for the third quarter of 2021 was $11.2 million, or $0.21 per diluted share as compared with Adjusted Earnings(3) of $8.0 million, or $0.15 per diluted share for the same period in 2020. Unadjusted for one-time items, Net Income Attributable to RadNet, Inc. Common Shareholders (“Net Income”) for the third quarter of 2021 was $16.2 million, or $0.30 per diluted share. This compares to Net Income of $6.2 million, or $0.12 per diluted share, in the third quarter of 2020. These per share values are based upon weighted average number of diluted shares outstanding of 53.8 million in the third quarter of 2021 and 52.0 million of diluted shares outstanding in the third quarter of 2020.

Affecting Net Income in the third quarter of 2021 were certain non-cash expenses and non-recurring items including: $-4.4 million of non-cash employee stock compensation expense; $163,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $2.6 million loss on the disposal of certain capital equipment; $1.6 million of non-cash gain from interest rate swaps; $7.7 million gain on the forgiveness of deferred payroll taxes; and $649,000 of amortization of deferred financing costs and loan discount related to our existing credit facilities.

For the third quarter of 2021, as compared with the prior year’s third quarter, MRI volume increased 18.4%, CT volume increased 13.4% and PET/CT volume increased 6.6%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 15.6% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2021 and 2020, MRI volume increased 11.2%, CT volume increased 7.0% and PET/CT volume increased 4.8%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 10.0% from the prior year’s same quarter.

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Nine Month Financial Results

For the nine months ended September 30, 2021, RadNet reported Revenue of $981.9 million and Adjusted EBITDA(1) of $164.4 million. Revenue increased $218.0 million (or 28.5%) and Adjusted EBITDA(1) increased $75.7 million (or 85.2%) from the same nine month period last year.

For the nine month period in 2021, RadNet reported Net Income of $28.6 million, an increase of approximately $49.3 million over the first nine months of 2020. Per share diluted Net Income for the first nine months of 2021 was $0.54, compared to a diluted Net Loss of $(0.41) in the same nine month period of 2020 (based upon a weighted average number of diluted shares outstanding of 53.2 million in 2021 and 50.7 million in 2020).

Affecting Net Income for the nine month period of 2021 were certain non-cash expenses and non-recurring items including: $-21.6 million of non-cash employee stock compensation expense; $715,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $279,000 gain on the disposal of certain capital equipment; $10.4 million of non-cash gain from interest rate swaps; $7.7 million gain on the forgiveness of deferred payroll taxes; and $2.6 million of amortization of deferred financing costs and loan discount related to our existing credit facilities.

2021 Guidance Update

RadNet amends its previously announced guidance levels as follows:

	Original Guidance Range	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results
Total Net Revenue	$1,250 - $1,300 million	$1,300 - $1,350 million	$1,300 - $1,350 million
Adjusted EBITDA(1)	$180 - $190 million	$200 - $210 million	$210 - $220 million
Capital Expenditures(a)	$70 - $75 million	$80 - $85 million	$85 - $90 million
Cash Interest Expense	$39 - $44 million	$35 - $40 million	$35 - $40 million
Free Cash Flow (b)(2)	$60 - $70 million	$75 - $85 million	$80 - $90 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.

Dr. Berger highlighted, “Our performance continues to outpace both our initial budget and the upward revisions we made to our guidance levels upon releasing both the first and second quarter results. Based on our current performance and the confidence we have about our anticipated performance in the fourth quarter, we again have elected to increase guidance levels for Adjusted EBITDA(1) and Free Cash Flow(2). Additionally, further growth investment opportunities we have identified necessitate that we raise our Capital Expenditure guidance range.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2021 results on Monday, November 8th, 2021 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, November 8, 2021

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-394-8218

International Dial-In Number: 646-828-8193

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It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1507988&tp_key=4b14348f75 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 9717857.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;

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•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 350 owned and/or operated outpatient imaging centers. RadNet's markets include California, Maryland, Delaware, New Jersey, New York, Florida and Arizona. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 8,300 employees. For more information, visit http://www.radnet.com.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$151,253	$102,018
Accounts receivable	152,409	129,585
Due from affiliates	6,280	5,836
Prepaid expenses and other current assets	30,054	32,985
Total current assets	339,996	270,424
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	452,145	399,335
Operating lease right-of-use assets	577,712	483,661
Total property, equipment and right-of-use assets	1,029,857	882,996
OTHER ASSETS
Goodwill	502,710	472,879
Other intangible assets	57,499	52,393
Deferred financing costs	2,260	1,767
Investment in joint ventures	44,228	34,528
Deferred tax assets	24,563	34,687
Deposits and other	41,250	36,983
Total assets	$2,042,363	$1,786,657
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$240,837	236,684
Due to affiliates	29,261	14,010
Deferred revenue	19,619	39,257
Current finance lease liability	–	2,578
Current operating lease liability	70,613	65,794
Current portion of notes payable	11,165	39,791
Total current liabilities	371,495	398,114
LONG-TERM LIABILITIES
Long-term finance lease liability	–	743
Long-term operating lease liability	553,173	463,096
Notes payable, net of current portion	746,288	612,913
Other non-current liabilities	32,028	53,488
Total liabilities	1,702,984	1,528,354
EQUITY
RadNet, Inc. stockholders' equity:

Common stock - $.0001 par value, 200,000,000 shares authorized; 51,640,537 and 53,301,816 shares issued and outstanding at December 31, 2020 and September 30, 2021, respectively	5	5
Additional paid-in-capital	335,599	307,788
Accumulated other comprehensive loss	(21,317)	(24,051)
Accumulated deficit	(89,450)	(117,999)
Total RadNet, Inc.'s stockholders' equity	224,837	165,743
Noncontrolling interests	114,542	92,560
Total equity	339,379	258,303
Total liabilities and equity	$2,042,363	$1,786,657

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE

Service fee revenue	$295,407	$256,730	$870,479	$660,760
Revenue under capitation arrangements	37,283	35,046	111,449	103,145
Total service revenue	332,690	291,776	981,928	763,905
Provider relief funding	–	221	6,291	25,696
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	272,756	246,462	838,609	708,095
Depreciation and amortization	24,606	21,247	71,272	64,536
Loss (gain) on sale and disposal of equipment and other	2,595	342	(279)	543
Severance costs	163	571	715	1,647
Total operating expenses	300,120	268,622	910,317	774,821
INCOME FROM OPERATIONS	32,570	23,375	77,902	14,780

OTHER INCOME AND EXPENSES
Interest expense	12,032	11,061	37,028	33,443
Equity in earnings of joint ventures	(2,853)	(2,276)	(8,259)	(5,176)
Non-cash change in fair value of interest rate hedge	(2,870)	679	(14,149)	4,523
Debt restructuring and extinguishment expenses	–	–	6,044	–
Other (income) expenses	(167)	(139)	1,699	(247)
Total other expenses	6,142	9,325	22,363	32,543
INCOME (LOSS) BEFORE INCOME TAXES	26,428	14,050	55,539	(17,763)
(Provision for) benefit from income taxes	(5,284)	(3,825)	(12,534)	5,029
NET INCOME (LOSS)	21,144	10,225	43,005	(12,734)
Net income attributable to noncontrolling interests	4,924	4,069	14,455	8,063
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$16,220	$6,156	$28,550	$(20,797)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.31	$0.12	$0.55	$(0.41)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.30	$0.12	$0.54	$(0.41)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	52,810,644	51,358,603	52,323,360	50,746,380
Diluted	53,817,840	51,955,815	53,249,698	50,746,380

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$43,005	$(12,734)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	71,272	64,536
Amortization of operating lease assets	55,880	50,769
Equity in earnings of joint ventures	(8,259)	530
Amortization deferred financing costs and loan discount	2,608	3,266
(Gain) loss on sale and disposal of equipment	(279)	543
Loss on extinguishment of debt	1,496	–
Amortization of cash flow hedge	2,765	2,204
Non-cash change in fair value of interest rate hedge	(14,149)	4,523
Stock-based compensation	21,566	10,144
Change in fair value of contingent consideration	891	(145)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(23,237)	17,380
Other current assets	3,358	13,522
Other assets	(10,188)	(700)
Deferred taxes	10,124	(7,640)
Operating leases	(55,035)	(43,351)
Deferred revenue	(19,438)	44,530
Accounts payable, accrued expenses and other	12,725	22,966
Net cash provided by operating activities	95,105	170,343
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(64,918)	(10,125)
Purchase of property and equipment	(88,478)	(77,303)
Proceeds from sale of equipment	521	779
Equity contributions in existing joint ventures	(1,441)	(1,631)
Net cash used in investing activities	(154,316)	(88,280)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,302)	(2,704)
Payments on Term Loan Debt	(616,217)	(33,472)
Additional deferred finance consists on revolving loan amendment	–	(741)
Proceeds from issuance of new debt, net of issuing costs	716,369	–
Purchase of noncontrolling interests by third party	7,404	–
Distributions paid to noncontrolling interests	–	(601)
Proceeds from sale of economic interests in majority owned subsidiary, net of taxes	4,198	–
Proceeds from payment protection plan	–	4,023
Proceeds from revolving credit facility	128,300	250,900
Payments on revolving credit facility	(128,300)	(250,900)
Proceeds from issuance of common stock upon exercise of options	26	–
Net cash provided by (used in) financing activities	108,478	(33,495)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(32)	6
NET INCREASE IN CASH AND CASH EQUIVALENTS	49,235	48,574
CASH AND CASH EQUIVALENTS, beginning of period	102,018	40,165
CASH AND CASH EQUIVALENTS, end of period	$151,253	$88,739

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$21,408	$31,210
Cash paid during the period for income taxes	$1,913	$5,036

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	September 30,
	2021	2020
Net Income Attributable to RadNet, Inc. Common Shareholders	$16,220	$6,156
Plus Interest Expense	12,032	11,061
Plus Provision for Income Taxes	5,284	3,825
Plus Depreciation and Amortization	24,606	21,247
Plus Loss on Sale of Equipment	2,595	342
Plus Severance Costs	163	571
Plus Non-cash Change in Fair Value of Interest Rate Hedge	(2,870)	679
Plus Other (Gains) Expenses	(167)	(139)
Plus Non-Cash Employee Stock-Based Compensation	4,422	2,067
Adjusted EBITDA(1)	$62,285	$45,809

	Nine Months Ended
	September 30,
	2021	2020
Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$28,550	$(20,797)
Plus Interest Expense	37,028	33,443
Plus Provision for (Benefit From) Income Taxes	12,534	(5,029)
Plus Depreciation and Amortization	71,272	64,536
Plus (Gain) Loss on Sale of Equipment	(279)	543
Plus Severance Costs	715	1,647
Plus Debt Restructuring and Loss on Extinguishment Expenses	6,044	–
Plus Non-cash Change in Fair Value of Interest Rate Hedge	(14,149)	4,523
Plus Other Adjustment to Joint Venture Investment	(565)
Plus Other Expenses (Gains)	1,699	(247)
Plus Non-Cash Employee Stock-Based Compensation	21,566	10,144
Adjusted EBITDA(1)	$164,415	$88,763

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PAYOR CLASS BREAKDOWN

Third Quarter
2021

Commercial Insurance	57.3%
Medicare	22.0%
Capitation	11.2%
Medicaid	2.6%
Workers Compensation/Personal Injury	3.5%
Other	3.4%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Third Quarter	Full Year	Full Year	Full Year
	2021	2020	2019	2018

MRI	36.3%	35.4%	35.8%	35.2%
CT	17.0%	17.6%	16.9%	16.5%
PET/CT	5.6%	6.0%	5.6%	5.7%
X-ray	7.1%	7.3%	8.1%	8.4%
Ultrasound	12.5%	12.3%	12.4%	12.2%
Mammography	16.0%	15.7%	15.2%	15.8%
Nuclear Medicine	1.0%	1.0%	1.0%	1.1%
Other	4.6%	4.7%	4.9%	5.1%
	100.0%	100.0%	100.0%	100.0%

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited

	Three Months Ended
	September 30,	September 30,
	2021	2020

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$16,220	$6,156

Add COVID-19-related awards to employees	2,832	–
Add non-cash impact of cash flow hedges (i)	(1,625)	1,990
Add severance costs	163	571
Subtract forgiveness of deferred payroll taxes	(7,703)	–
Total adjustments - loss (gain)	(6,333)	2,561
Subtract tax impact of Adjustments (ii)	1,266	(697)
	(5,067	1,864
Tax effected impact of adjustments
TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE
TO RADNET, INC. COMMON SHAREHOLDERS	(5,067)	1,864

ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.	11,153	8,020
COMMON STOCKHOLDERS

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	53,817,840	51,955,815

ADJUSTED DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.21	$0.15

(i)	Impact is the combination of (a) the gain in fair value of the hedges during the quarter of $2,87 in 2021 and loss of $679 in 2020 and (b) the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective of $1,245,000 in 2021 and $1,311,000 in 2020.

(ii)	Tax effected using 19.99% blended federal and state effective tax rate for 2021 and 27.22% for 2020.

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